                                  SCHEDULE 14A
                                 (RULE 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO. )

    Filed by the registrant [x]

    Filed by a party other than the registrant [ ]

    Check the appropriate box:

    [ ] Preliminary proxy statement.      [  ] Confidential, for use of the
                                               Commission only (as permitted by
                                               Rule 14a-6(e)(2)).

    [x] Definitive proxy statement.

    [ ] Definitive additional materials.

    [ ] Soliciting material pursuant to Rule 14a-12

                               Yellow Corporation
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


--------------------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of filing fee (check the appropriate box):

     [x]       No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)       Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2)       Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4)       Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5)       Total fee paid:

--------------------------------------------------------------------------------

     [x]       No fee required.

--------------------------------------------------------------------------------

     [ ]       Fee paid previously with preliminary materials.

--------------------------------------------------------------------------------

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1)       Amount Previously Paid:

--------------------------------------------------------------------------------

     (2)       Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------

     (3)       Filing Party:

--------------------------------------------------------------------------------

     (4)       Date Filed:

--------------------------------------------------------------------------------

                           [YELLOW CORPORATION LOGO]

                               YELLOW CORPORATION
                                10990 Roe Avenue
                          Overland Park, Kansas 66211

                         ------------------------------

                  NOTICE OF ANNUAL MEETING AND PROXY STATEMENT

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD APRIL 17, 2003

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Yellow Corporation (the "Company") will be held at the Company's General Office, 10990 Roe Avenue, Overland Park, Kansas, on Thursday, April 17, 2003 at 9:30 a.m., Central Daylight Time, to consider the following matters:

       I.  The election of seven directors;
      II. The approval of the appointment of KPMG LLP as independent public accountants of the Company for 2003; and
     III. The transaction of such other business as may properly come before such meeting or any reconvened meeting after an adjournment.

     The accompanying Proxy Statement contains information regarding the matters that you will be asked to consider and vote on at the Annual Meeting.

     The Board of Directors has fixed the close of business on February 17, 2003 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting or any reconvened meeting after any adjournment thereof.

     WHETHER YOU EXPECT TO ATTEND THE MEETING OR NOT, PLEASE COMPLETE, SIGN AND RETURN THE ACCOMPANYING PROXY SO THAT YOUR SHARES WILL BE REPRESENTED AT THE MEETING. Return it as promptly as possible in the enclosed envelope. No postage is required if mailed in the United States. You may revoke your proxy any time prior to its exercise, and you may attend the meeting and vote in person, even if you have previously returned your proxy. If you receive more than one proxy because your shares are held in various names or accounts, each proxy should be completed and returned. In some cases, you may be able to exercise your proxy by telephone or by the internet. Please refer to the Proxy Statement for further information on telephone and internet voting.

                                          By Order of the Board of Directors:

                                          /s/ DANIEL J. CHURAY
Overland Park, Kansas
March 6, 2003                             DANIEL J. CHURAY, Secretary

                                PROXY STATEMENT
                         ANNUAL MEETING OF STOCKHOLDERS

                               YELLOW CORPORATION
                                10990 Roe Avenue
                          Overland Park, Kansas 66211

                                  INTRODUCTION

     We are furnishing this Proxy Statement to you in connection with the solicitation by the Board of Directors of Yellow Corporation (the "Company"), a Delaware corporation, of proxies for use at our 2003 Annual Meeting of Stockholders, to be held at the Company's General Office, 10990 Roe Avenue, Overland Park, Kansas (the Company's telephone is 913/696-6100; mailing address 10990 Roe Avenue, Overland Park, Kansas 66211), at 9:30 a.m., Overland Park, Kansas time, on April 17, 2003, and at any and all reconvened meetings after any adjournments of the meeting. Our Annual Report (including audited financial statements) for the year ended December 31, 2002 accompanies this Proxy Statement, Notice of Annual Meeting of Stockholders and form of proxy, which will be mailed to stockholders on or about March 6, 2003. The Annual Report is not part of this proxy soliciting material except to the extent specifically incorporated herein by reference. A copy of our annual report to the Securities and Exchange Commission ("SEC") on Form 10-K and the quarterly reports on Form 10-Q may be obtained without charge by writing the Manager, Investor Relations of the Company at the mailing address above. You may read and copy these reports or any other document we file with the SEC at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information regarding the Public Reference Room. The SEC also maintains a website that contains reports, proxy and information statements, and other information that we have filed electronically. The SEC's website is located at http://www.sec.gov.

         MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING OF THE COMPANY

     At the Annual Meeting, you will consider and vote upon:

     1. the election of seven directors;

     2. the approval of the appointment of KPMG LLP as independent public accountants of the Company for 2003; and

     3. such other business as may properly come before the meeting.

                             QUESTIONS AND ANSWERS

WHO IS ENTITLED TO VOTE AT THE MEETING?

     Stockholders of record as of the close of business on February 17, 2003 will be entitled to notice of and to vote at our Annual Meeting of Stockholders or any reconvened meetings after any adjournments of the meeting.

HOW MANY SHARES CAN VOTE?

     On the record date, we had outstanding 29,581,353 shares of common stock ("Common Stock"), which constitute our only outstanding voting securities. Each stockholder is entitled to one vote for each share of Common Stock held as of the record date.

WHAT MATTERS AM I VOTING ON?

     You are being asked to vote on the following matters:

     - The election of seven directors; and

     - The approval of the appointment of KPMG LLP as our independent public accountants for 2003.

HOW DOES THE BOARD RECOMMEND I VOTE ON THE PROPOSALS?

     The Board recommends that you vote "FOR" the proposed slate of directors and "FOR" the appointment of KPMG LLP.

HOW DO I CAST MY VOTE?

     If you hold your shares as a stockholder of record, you may vote by mail by signing and returning the enclosed proxy card, or you may vote in person at the Annual Meeting by delivering your proxy card in person or by filling out and returning a ballot that will be supplied to you at the meeting. If you are a street-name stockholder, you will receive instructions from your bank, broker or other nominee describing how to vote your shares.

     A number of banks and brokerage firms participate in a program that also permits stockholders to direct their vote by the internet or telephone. This option, if available, will be reflected on the voting form from a bank or brokerage firm that accompanies this Proxy Statement. If your shares are held in an account at a bank or brokerage firm that participates in such a program, you may direct the vote of these shares by the internet or telephone by following the instructions on the voting form enclosed with the proxy from the bank or brokerage firm. Votes directed by the internet or telephone through such a program must be received by 11:00 p.m. Eastern time (or 10:00 p.m. Overland Park, Kansas time) on April 16, 2003. Directing the voting of your shares will not affect your right to vote in person if you decide to attend the meeting; however, you must first request a proxy either on the internet or the voting form that accompanies this Proxy Statement. Requesting a proxy prior to the deadlines described above will automatically cancel any voting directions you have previously given by the internet or by telephone with respect to your shares. The internet and telephone proxy procedures are designed to authenticate stockholders' identities, to allow stockholders to give their proxy instructions and to confirm that those instructions have been properly recorded.

     The enclosed proxy card contains instructions for voting by mail. Please follow these instructions carefully. The proxies identified on the back of the proxy card will vote the shares of which you are stockholder of record in accordance with your instructions. If you sign and return your proxy card without giving specific voting instructions, the proxies will vote your shares "FOR" the proposals.

HOW WILL THE PROXIES VOTE ON ANY OTHER BUSINESS BROUGHT UP AT THE MEETING?

     By submitting your proxy card, you authorize the proxies to use their judgment to determine how to vote on any other matter properly brought before the meeting. The proxies identified on the back of the proxy will vote your shares in accordance with your instructions. If you sign and return your proxy card without giving specific voting instructions, the proxies will vote your shares "FOR" the proposals. The Board of Directors does not intend to bring any other business before the meeting, and it is not aware that anyone else intends to do so. If any other business comes before the meeting, it is the intention of the persons named in the enclosed form of proxy to vote as proxies in accordance with their best judgment.

CAN I REVOKE MY PROXY?

     Yes. You can revoke your proxy before it is voted at the meeting by:

     - Submitting a new proxy card bearing a later date;

     - Requesting a proxy either on the internet or the voting form that accompanies this Proxy Statement (for telephone or internet voting only);

     - Giving written notice before the meeting to our Secretary at the address set forth on the cover of this Proxy Statement stating that you are revoking your proxy; or

     - Attending the meeting and voting your shares in person. Please note that your attendance at the meeting will not alone serve to revoke your proxy.

WHAT IS A QUORUM?

     A quorum is the number of shares that must be present to hold the meeting. The quorum requirement for the meeting is a majority of the outstanding shares as of the record date, present in person or represented by proxy. A proxy submitted by a stockholder may indicate that all or a portion of the shares represented by the proxy are not being voted ("stockholder withholding") with respect to a particular matter. Proxies that are marked "abstain", proxies relating to "street name" shares that are returned to the Company but marked by brokers as "not voted" ("broker non-votes") and proxies reflecting shares subject to stockholder withholding will be treated as shares present for purposes of determining the presence of a quorum on all matters unless authority to vote is completely withheld on the proxy.

WHAT IS A BROKER NON-VOTE?

     A "broker non-vote" occurs when a broker submits a proxy that states that the broker does not vote for some or all of the proposals, because the broker has not received instructions from the beneficial owners on how to vote on such proposals and does not have discretionary authority to vote in the absence of instructions.

WILL BROKER NON-VOTES OR ABSTENTIONS AFFECT THE RESULTS?

     No, broker non-votes and abstentions will not count as votes "FOR" or "AGAINST" any director or proposal being voted on.

WHAT DOES IT MEAN IF I GET MORE THAN ONE PROXY CARD?

     Your shares are probably registered in more than one account. You should vote each proxy card you receive.

HOW MANY VOTES ARE NEEDED FOR APPROVAL OF EACH PROPOSAL?

     - The election of directors requires a plurality vote of the votes cast at the meeting. "Plurality" means that the seven individuals receiving the highest number of "FOR" votes will be elected to the Board of Directors. Consequently, any shares not voted "FOR" a particular nominee (whether as a result of a direction of the stockholder to withhold authority, abstentions or a broker non-vote) will not be counted in that nominee's favor.

     - The ratification of the appointment of KPMG LLP requires the affirmative "FOR" vote of a majority of the votes cast at the meeting. Abstentions from voting and shares that are subject to stockholder withholding or broker non-vote are not counted as "votes cast" with respect to that proposal and therefore will have no effect on that vote.

WHERE CAN I FIND THE VOTING RESULTS OF THE MEETING?

     The preliminary voting results will be announced at the meeting. The final results will be published in our quarterly report on Form 10-Q for the first quarter of 2003.

HOW WILL PROXIES BE SOLICITED? WHO WILL BEAR THE COST?

     We will bear the cost of the solicitation. In addition to the use of the mails, our directors, officers and employees, without additional compensation, may solicit proxies by personal interview, telephone, telegram or otherwise. We may also make arrangements with brokerage firms and other custodians, nominees and fiduciaries for the forwarding of soliciting material to the beneficial owners of Common Stock held of record by those owners. We will reimburse those brokers, custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses incurred in connection with that service.

     Stockholders authorizing proxies or directing the voting of shares by the internet should understand that there may be costs associated with electronic access, such as usage charges from internet access providers and telephone companies, and those costs must be borne by the stockholder.

                    SUBMISSION OF PROPOSALS BY STOCKHOLDERS

     We must receive stockholders' proposals intended to be presented at the 2004 Annual Meeting by November 7, 2003 to be eligible for inclusion in the proxy materials relating to that meeting. Stockholder proposals as to which we receive notice that are proposed to be brought before the 2004 Annual Meeting (outside the process of the SEC's rule on stockholder proposals described in the preceding sentence) will be considered not properly brought before that meeting, and will be out of order, unless we receive the notice as to that matter not less than 60 days nor more than 90 days prior to the date of the 2004 Annual Meeting, in accordance with our Bylaws. If, however, we give less than 70 days notice of the date of the 2004 Annual Meeting, then, to be timely, we must receive notice of a stockholder proposal by the 10th day following the day that we mail notice of, or publicly disclose, the date of the 2004 Annual Meeting. We may use our discretionary authority to preclude any stockholder proposal received after that time from presentment at the 2004 Annual Meeting.

     Stockholders who wish to suggest qualified candidates to stand for election to our Board of Directors may write to the Secretary, Yellow Corporation, 10990 Roe Avenue, Overland Park, Kansas 66211, stating in detail and in accordance with our Bylaws the qualifications of the persons they recommend. To be considered at the 2004 Annual Meeting, you must mail or deliver a recommendation to us not less than 14 days nor more than 50 days prior to the date of the 2004 Annual Meeting. If, however, we give less than 21 days notice of the date of the 2004 Annual Meeting, you must mail or deliver a recommendation by the seventh day following the day that we mail notice of the date of the 2004 Annual Meeting. The Governance Committee of the Board of Directors will consider such suggestions.

                   AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP

     Share ownership of Directors and Executive Officers is as of January 31, 2003, and includes:

     - shares in which they may be deemed to have a beneficial interest;

     - shares credited to individual accounts in the Stock Sharing Plan, a qualified savings and defined contribution plan;

     - shares subject to options that are exercisable on or prior to April 1, 2003, pursuant to the 1992, 1996, 1997 and 1999 Stock Option Plans and the 2002 Stock Option and Share Award Plan; and

     - in the case of outside Directors, options that are exercisable on or prior to April 1, 2003, pursuant to the Directors' Stock Compensation Plan.

                                                       SHARES SUBJECT TO
                                                       OPTIONS THAT ARE
                                       SHARES OWNED     OR WILL BECOME
                                          AS OF        EXERCISABLE PRIOR    TOTAL BENEFICIAL    PERCENT OF
                NAME                    1/31/03(1)         TO 4/1/03          OWNERSHIP(1)        CLASS
                ----                   ------------    -----------------    ----------------    ----------
Cassandra C. Carr....................      7,582(2)           8,712              16,294(2)           *
Howard M. Dean.......................      8,730              8,712              17,442              *
Dennis E. Foster.....................      3,152              4,356               7,508              *
Richard C. Green, Jr.(3).............      2,195              2,178               4,373              *
John C. McKelvey.....................      5,178              8,712              13,890              *
William L. Trubeck...................      8,587              8,712              17,299              *
Carl W. Vogt.........................      9,151              8,712              17,863              *
William D. Zollars...................     29,891(4)         290,405             320,296(4)        1.1%
Donald G. Barger, Jr.................      8,593(5)          13,616              22,209(5)           *
Gregory A. Reid......................      4,598(4)           7,339              11,937(4)           *
James D. Ritchie.....................      5,748(4)               0               5,748(4)           *
James L. Welch.......................      8,682(6)               0               8,682(6)           *
All Directors and Executive Officers
  as a Group (15 persons)............    104,961            388,962             493,923           1.7%

      *  Indicates less than 1% ownership.

     (1) Direct ownership unless indicated otherwise.

     (2) Ms. Carr has deferred 6,085 shares pursuant to the Yellow Corporation Amended Directors' Stock Compensation Plan until she ceases to be a Director of the Company.

     (3) Mr. Green has chosen not to stand for re-election at the 2003 Annual Meeting of Stockholders due to time commitments.

     (4) Restricted stock pursuant to a Restricted Stock Award Agreement pursuant to the 1992 Stock Option Plan with Non-Compete Covenant, the restrictions of which lapse on March 4, 2005.

     (5) Includes 6,093 shares of restricted stock pursuant to a Restricted Stock Award Agreement pursuant to the 1992 Stock Option Plan with Non-Compete Covenant, the restrictions of which lapse on March 4, 2005.

     (6) Includes 8,047 shares of restricted stock pursuant to a Restricted Stock Award Agreement pursuant to the 1992 Stock Option Plan with Non-Compete Covenant, the restrictions of which lapse on March 4, 2005 and 635.486 shares held in the Company's savings plan.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Based solely on our review of copies of reports furnished to us by persons required to file reports under Section 16(a) of the Exchange Act, we believe that all filings required to be made by reporting persons with respect to the Company were timely made in accordance with the requirements of the Exchange Act, with the exception of Gregory A. Reid, who filed a Form 4 twelve business days late due to the Company's administrative error in assisting his preparation of the form while perfecting the Company's processes in response to the SEC's newly adopted shortened filing periods.

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                             AS OF JANUARY 31, 2003

     As of January 31, 2003, the persons known to us to be beneficial owners of more than five percent of the Company's outstanding shares of Common Stock, the number of shares beneficially owned by them, and the percent of outstanding Common Stock so owned were:

                                                               AMOUNT AND NATURE
                     NAME AND ADDRESS                            OF BENEFICIAL      PERCENT
                    OF BENEFICIAL OWNER                            OWNERSHIP        OF CLASS
                    -------------------                        -----------------    --------
Wellington Management Company, LLP.........................        3,466,150(1)      11.72
  75 State Street
  Boston, MA 02109
Dimensional Fund Advisors, Inc.............................        1,529,933(2)       5.17
  1299 Ocean Avenue, 11th Floor
  Santa Monica, CA 90401

     (1) According to information provided to the Company in a Schedule 13G/A, Wellington Management Company, LLP had the following voting and dispositive powers with respect to those shares: (a) sole voting power, no shares; (b) shared voting power, 2,929,140 shares; (c) sole dispositive power, no shares and
(d) shared dispositive power, 3,466,150 shares.

     (2) According to information provided to the Company in a Schedule 13G/A, Dimensional Fund Advisors, Inc. had the following voting and dispositive powers with respect to those shares: (a) sole voting power, 1,529,933 shares; (b) shared voting power, no shares; (c) sole dispositive power, 1,529,933 shares; and (d) shared dispositive power, no shares.

                            I. ELECTION OF DIRECTORS

     At the meeting, our stockholders will elect seven directors to hold office until the 2004 Annual Meeting or until their successors are elected and have qualified. If any nominee should be unable to stand for election as a director, it is intended that the shares represented by proxies will be voted for the election of a substitute that management may nominate.

     The following table sets forth information with respect to each nominee for election as a director of the Company. No nominee has any family relationship with any other director or executive officer of the Company.

                                                              PRINCIPAL OCCUPATION;
         NAME; PAST SERVICE                                    DIRECTORSHIPS; AGE
-------------------------------------      -----------------------------------------------------------
NOMINEES FOR ELECTION AS DIRECTORS
Cassandra C. Carr....................      Senior Advisor, Public Strategies, Inc. (since 2002);
  Director since 1997                      Senior Executive Vice President, External Affairs, SBC
                                           Communications, Inc., San Antonio, TX (telecommunications)
                                           (1998-2002). Formerly Senior Vice President, Human
                                           Resources (1994-1998); 58
Howard M. Dean.......................      Retired Chairman of the Board of Dean Foods Company,
  Director since 1987                      Franklin Park, IL (processor and distributor of food
                                           products); Director of Ball Corporation; 65
Dennis E. Foster.....................      Formerly Vice Chairman of Alltel Corporation, Little Rock,
  Director since 2000                      AR (telecommunications) (1998-2000); Chief Executive
                                           Officer of 360 Communications, Inc., (1993-1998); Director
                                           of Alltel Corporation and NiSource Corporation; 62
John C. McKelvey.....................      President and Chief Executive Officer, Menninger Foundation
  Director since 1977                      and Menninger Psychiatric Clinic, Topeka, KS (psychiatric
                                           treatment and research) since November, 2001, and President
                                           Emeritus of Midwest Research Institute, Kansas City, MO
                                           (scientific and technical research) since January 2000.
                                           Formerly President and Chief Executive Officer of Midwest
                                           Research Institute, Kansas City, MO (1975-1999); 68
William L. Trubeck...................      Executive Vice President, Chief Administrative Officer and
  Director since 1994                      Chief Financial Officer (since 2002) and Senior Vice
                                           President and Chief Financial Officer (2000 -- 2002) of
                                           Waste Management, Inc., Houston, TX (waste disposal and
                                           environmental services); Formerly Senior Vice
                                           President-Finance and Chief Financial Officer, President,
                                           Latin American Operations, International MultiFoods, Inc.,
                                           Minneapolis, MN (1997-2000); 56
Carl W. Vogt.........................      Of Counsel (formerly a Partner and Senior Partner since
  Director since 1996                      1974) to Fulbright & Jaworski LLP, Washington, DC (since
                                           2002). President Emeritus of Williams College,
                                           Williamstown, MA (President, interim, 1999-2000); Chairman,
                                           National Transportation Safety Board, Washington, DC
                                           (1992-1994); Director of Scudder Funds (mutual funds),
                                           International Strategy and Investment (mutual funds),
                                           American Science & Engineering and Waste Management, Inc.;
                                           66
William D. Zollars...................      Chairman, President and Chief Executive Officer of the
  Director since 1999                      Company (since November 1999). Formerly President of Yellow
                                           Transportation, Inc., the Company's principal operating
                                           subsidiary (1996-2000); Director of Butler Manufacturing
                                           Co. and ProLogis Trust; 55

              STRUCTURE AND FUNCTIONING OF THE BOARD OF DIRECTORS

     The Board of Directors held five regularly scheduled meetings and one special meeting during 2002.

     Audit/Ethics Committee. The Audit/Ethics Committee met four times during 2002. The Audit/Ethics Committee consisted of John McKelvey (Chairman), Carl Vogt and Dennis Foster. The Committee's functions are described in detail in the Audit/Ethics Committee Charter, which was amended and restated in 2002 and is attached to this Proxy Statement as Annex A.

     Compensation Committee. The Compensation Committee met four times during 2002. The Compensation Committee consisted of William Trubeck (Chairman), Richard Green and Howard Dean. The Committee's functions include:

     - making recommendations to the Board of Directors regarding compensation of officers and approving compensation strategies for executive officers;

     - reviewing actions relating to officer compensation; and

     - setting policy for the Company's pension and profit sharing plans.

     Governance Committee. The Governance Committee met once during 2002. The Governance Committee consisted of Dennis Foster (Chairman), Cassandra Carr and Carl Vogt. The Committee's functions include:

     - the organization, structure and responsibility of the Board and its Committees;

     - evaluation of the effectiveness of the Board and each Committee in the Company's corporate governance process;

     - review of the qualifications of prospective directors and the nomination of director candidates;

     - review of the appropriate level of outside directors' fees and retainers; and

     - determination of the appropriate ratio of inside and outside directors.

                            DIRECTORS' COMPENSATION

     We pay directors who are not full time employees of the Company:

     - an annual retainer for Board service of $23,000;

     - an annual retainer for Committee service of $1,200 for each Committee on which a Director serves;

     - an attendance fee of $1,300 for each Board meeting and $1,100 for each Committee meeting attended; and

     - we reimbursed them or otherwise make them whole for all costs or expenses of any kind incurred by them relating to Board or Committee meetings.

     Committee chairmen receive an attendance fee of $2,100 for each committee meeting attended. Directors may elect to defer receipt of the retainer and attendance fees. Under the terms of the Directors Stock Compensation Plan, a minimum of 50% of the Board and Committee retainers is paid in the form of Company common stock, with the stock award determined annually on the date of the Company's Annual Meeting of Stockholders based on the closing price of the Company's common stock on that date and the then applicable level of Board and Committee retainers. The directors annually have the option of taking up to 100% of the Board and Committee retainers in Company common stock rather than cash. Also under the Directors Stock Compensation Plan, commencing on April 24, 1997 and annually on the first business day of each calendar year thereafter, the Directors receive option grants of 2,000 shares of the Company's common stock, with the options vesting after six months and exercisable for five years. A total of 200,000 shares are reserved for award under the Directors Stock Compensation Plan. We do not pay Directors who are full time employees of the Company or any subsidiary any retainer or attendance fees for services as members of the Board or any of its Committees.

     During 2002, no incumbent Director attended fewer than 75% of the aggregate of the total number of meetings of the Board held during the period the incumbent was a Director and of Committees of the Board on which the incumbent served during the period that the incumbent was a Director, except that Richard Green attended four out of six meetings of the Board.

                         AUDIT/ETHICS COMMITTEE REPORT

     The Audit/Ethics Committee of the Board of Directors provides assistance to the Board of Directors in, among other matters, fulfilling its responsibility in matters relating to the accounting and reporting practices of the Company, the adequacy of the Company's financial controls and the quality and integrity of the financial statements of the Company. The Audit/Ethics Committee also oversees the Company's compliance programs.

     The Audit/Ethics Committee has reviewed and discussed with management the Company's audited financial statements as of and for the year ended December 31, 2002.

     The Audit/Ethics Committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit/Ethics Committees, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants.

     The Audit/Ethics Committee has received and reviewed the written disclosures and the letter from the independent auditors required by Independence Standard No. 1, Independence Discussions with Audit/Ethics Committees, as amended, by the Independence Standards Board, and has discussed with the auditors the auditors' independence.

     Based on the reviews and discussions referred to above, and such other matters deemed relevant and appropriate by the Audit/Ethics Committee, the Audit/Ethics Committee recommended to the Board of Directors that the financial statements referred to above be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2002.

     The Board of Directors has determined that the members of the Audit/Ethics Committee are independent. The Audit/Ethics Committee has adopted a written charter, which was amended and restated in 2002 and is attached to this Proxy Statement as Annex A. The Audit/Ethics Committee conducts annual reviews of its charter to assess its adequacy. In 2002, the Audit/Ethics Committee made a number of changes to further align the charter's provisions with newly adopted and proposed SEC regulations and NASDAQ Stock Market rules. Generally, these changes reflected increased specificity in the charter rather than changes in the Committee's practices.

     The Audit/Ethics Committee presents the following summary of all fees paid to Arthur Andersen LLP ("Arthur Andersen") and KPMG LLP ("KPMG"), the Company's auditors, during calendar year 2002:

                  AUDITOR                    AUDIT FEES    AUDIT RELATED FEES    TAX FEES    ALL OTHER FEES
                  -------                    ----------    ------------------    --------    --------------
Arthur Andersen LLP                           $182,000          $ 30,550         $307,500       $39,865
KPMG LLP                                      $962,900          $132,115         $  7,500       $   -0-

     KPMG replaced Arthur Andersen as the Company's auditors in May 2002.

     The Audit/Ethics Committee has considered and determined that the level of KPMG's fees for provision of services other than the audit and the quarterly review services is compatible with maintaining the auditor's independence.

                                          John C. McKelvey, Chairman
                                          Carl W. Vogt
                                          Dennis E. Foster
]

                             EXECUTIVE COMPENSATION

     The table below shows information concerning the annual and long-term compensation for services in all capacities to the Company for the fiscal years ended December 31, 2002, 2001 and 2000 of those persons who were, as of December 31, 2002, the executive officers of the Company.

                           SUMMARY COMPENSATION TABLE

                                                                                            LONG-TERM COMPENSATION
                                                                               -------------------------------------------------
                                             ANNUAL COMPENSATION                        AWARDS              PAYOUTS
                                 -------------------------------------------   ------------------------   -----------
              (a)                (b)        (c)           (d)         (e)          (f)           (g)          (h)         (i)
                                                                   (1)OTHER     RESTRICTED                               (2)ALL
      NAME AND PRINCIPAL                                            ANNUAL        STOCK       OPTIONS/       LTIP        OTHER
           POSITION              YEAR    SALARY ($)    BONUS ($)   COMP. ($)   AWARD(S) ($)   SARS (#)    PAYOUTS ($)   COMP ($)
      ------------------         ----    ----------    ---------   ---------   ------------   --------    -----------   --------
William D. Zollars               2002     $770,000     $134,288       $0         $673,400           0/0       (4)        $2,500
Chairman of the Board,           2001     $700,000     $      0       $0         $      0           0/0        0         $2,125
President and Chief              2000     $550,000     $377,603       $0         $      0     200,000/0        0         $2,125
Executive Officer

Donald G. Barger, Jr.            2002     $356,250     $ 40,833       $0         $137,270           0/0       (4)        $3,000
Senior Vice President            2001     $335,000     $      0       $0         $      0           0/0        0         $1,725
and Chief Financial Officer      2000     $138,541     $  6,818       $0         $      0      25,000/0        0         $    0

Gregory A. Reid(3)               2002     $237,500     $ 25,888       $0         $103,600                     (4)        $    0
Senior Vice President            2001     $226,375     $      0       $0         $      0           0/0        0         $    0
and Chief Marketing Officer      2000     $205,322     $150,006       $0         $      0      20,000/0        0         $    0

James D. Ritchie                 2002     $309,125     $130,000(5)    $0         $129,500      40,000/0       (4)        $9,000
President, Meridian IQ           2001     $255,633     $ 71,287       $0         $      0           0/0        0         $2,625
                                 2000     $216,021     $125,000(5)    $0         $      0      25,000/0        0         $    0

James L. Welch                   2002     $368,750     $ 67,536       $0         $181,300           0/0       (4)        $3,000
President, Yellow                2001     $356,023     $      0       $0         $      0           0/0        0         $2,125
Transportation                   2000     $259,989     $208,079       $0         $      0      75,000/0        0         $2,125

-------------------------
     (1) While the five named executive officers receive some perquisites from the Company, those perquisites did not reach in any of the reported years the threshold for reporting of $50,000 or ten percent of salary and bonus set forth in the applicable rules of the SEC.

     (2) The compensation reported for 2002 includes the Company's matching contribution under the 401(k) portions of its defined contribution plan.

     (3) Amounts indicated include compensation received by Mr. Reid in his former capacity of Senior Vice President of Yellow Transportation, Inc. through October 26, 2000.

     (4) Each of the named officers in the Summary Compensation Table participated during 2002 in the Company's Executive Performance Plan. See the Compensation Committee Report contained in this Proxy Statement under the caption "Long-Term Incentives" for a full description of this plan. Payouts under this Plan are based 70% on the Company's return on capital and 30% on net operating profit after taxes, in each case, as compared to the same measures of companies included in the S&P Small Cap Index, which is comprised of approximately 600 companies. The data to make this comparison is not yet available for many of these companies; therefore, the payouts cannot yet be computed. Fifty percent of the payout will be made in cash; and 50% of the payout will be made in shares of the Company's common stock. The Compensation Committee of the Board of Directors of the Company may also reduce payouts pursuant to the plan. The following table sets forth the value of the total potential payout for 2002 at threshold, target and maximum levels for each of the named officers in the Summary Compensation Table:

                                                        VALUE OF TOTAL POTENTIAL PAYOUT FOR 2002
                                                        -----------------------------------------
                        NAME                             THRESHOLD       TARGET        MAXIMUM
                        ----                             ---------       ------        -------
William D. Zollars                                        $301,570      $603,141      $1,206,282
Donald G. Barger, Jr.                                     $ 71,250      $142,500      $  285,000
Gregory A. Reid                                           $ 45,517      $ 91,034      $  182,068
James D. Ritchie                                          $ 60,000      $120,000      $  240,000
James L. Welch                                            $ 92,187      $184,375      $  368,750

     (5) In 2000, Mr. Ritchie received a signing bonus when he joined Transportation.com, the Company's internet joint venture based in California. In 2002, Mr. Ritchie received a signing bonus to become President of Meridian IQ, based in Overland Park, Kansas.

                     OPTIONS AND STOCK APPRECIATION RIGHTS

     The following tables summarize the option exercises by the executive officers named in the Summary Compensation Table above during 2002; and the year-end value of their options. One executive officer received an option grant during 2002.

                   OPTION AND SAR GRANTS IN FISCAL YEAR 2002

                                                                                                 POTENTIAL REALIZABLE
                                                   PERCENT OF                                      VALUE AT ASSUMED
                                    NUMBER OF         TOTAL                                     ANNUAL RATES OF STOCK
                                   SECURITIES     OPTIONS/SAR'S                                 PRICE APPRECIATION FOR
                                   UNDERLYING      GRANTED TO      EXERCISE OR                       OPTION TERM
                                   OPTIONS/SAR    EMPLOYEES IN     BASE PRICE     EXPIRATION    ----------------------
             NAME                  GRANTED(#)      FISCAL YEAR      ($/SHARE)        DATE          5%          10%
             ----                  -----------    -------------    -----------    ----------       --          ---
William D. Zollars                        0
Donald G. Barger, Jr.                     0
Gregory A. Reid                           0
James D. Ritchie                     40,000(1)       6.20%           $29.67        10/24/12     $746,400    $1,891,600
James L. Welch                            0

     (1) Mr. Ritchie received a grant of options in 2002, along with other former employees of Transportation.com, in exchange for the extinguishment of their options in Transportation.com. These options essentially replaced their options in this company for which there is no market for its equity after the Company acquired 100% of Transportation.com.

              OPTION AND SAR EXERCISES AND YEAR END VALUE TABLE(1)

                                                                                                 VALUE OF            VALUE OF
                                                            NUMBER OF        NUMBER OF          UNEXERCISED         UNEXERCISED
                                                           UNEXERCISED      UNEXERCISED        IN-THE-MONEY        IN-THE-MONEY
                                                           OPTIONS AT         SARS AT           OPTIONS AT            SARS AT
                              SHARES                        FY-END(#)        FY-END(#)           FY-END($)           FY-END(#)
                           ACQUIRED ON        VALUE       EXERCISABLE/     EXERCISABLE/        EXERCISABLE/        EXERCISABLE/
          NAME             EXERCISE(#)     REALIZED($)    UNEXERCISABLE    UNEXERCISABLE       UNEXERCISABLE       UNEXERCISABLE
          ----             -----------     -----------    -------------    -------------       -------------       -------------
William D. Zollars            75,000        $940,346     290,405/177,012         0         $2,348,279/$1,635,864         0
Donald G. Barger, Jr.              0        $      0       13,616/13,616         0         $    144,602/$144,602         0
Gregory A. Reid               17,714        $166,051        7,339/11,437         0         $     22,824/$121,461         0
James D. Ritchie               6,808        $ 96,784            0/53,616         0         $          0/$134,390         0
James L. Welch                32,678        $322,381            0/42,755         0         $          0/$390,742         0

     (1) All options become exercisable in four equal annual installments. All options were granted with an exercise price equal to the closing price of the Company's common stock as reported by NASDAQ on the date of each grant. The time at which options become exercisable is accelerated upon the occurrence of certain events, including total permanent disability or death of the executive officer while in the employ of the Company, if the Company is wholly or partially liquidated, or is a party to a merger, consolidation or reorganization in which it or an entity controlled by it is not the surviving entity. Options exercised may be paid for in cash or by delivery of shares owned by the grantee.

                      EQUITY COMPENSATION PLAN INFORMATION

     The following table sets forth information as of December 31, 2002, with respect to our compensation plans under which equity securities are authorized for issuance:

                                                                                    NUMBER OF SECURITIES
                                  NUMBER OF SECURITIES                             REMAINING AVAILABLE FOR
                                      TO BE ISSUED          WEIGHTED-AVERAGE        FUTURE ISSUANCE UNDER
                                    UPON EXERCISE OF       EXERCISE PRICE OF      EQUITY COMPENSATION PLANS
                                  OUTSTANDING OPTIONS,    OUTSTANDING OPTIONS,      (EXCLUDING SECURITIES
        PLAN CATEGORY             WARRANTS AND RIGHTS     WARRANTS AND RIGHTS      REFLECTED IN COLUMN(A))
        -------------             --------------------    --------------------    -------------------------
Equity compensation plans
  approved by security holders         1,941,608                $  21.34                   803,358
Equity compensation plans not
  approved by security holders               -0-                     -0-                       -0-
                                        --------                --------                  --------
Total                                  1,941,608                $  21.34                   803,358

             EMPLOYMENT CONTRACTS, CHANGE OF CONTROL AGREEMENTS AND
                      TERMINATION OF EMPLOYMENT AGREEMENTS

     The Company entered into an Employment Agreement on December 15, 1999 with its Chairman, President and Chief Executive Officer William D. Zollars that contains the following essential terms and conditions:

     - a base salary that is reviewed annually in accordance with the Company's normal salary policy for executive officers (with his salary having been set in 2002 at $770,000);

     - an annual bonus pursuant to which a threshold, target and maximum award as a percentage of Mr. Zollars' base salary shall be established for each year (with these percentages for 2002 having been established at 20%, 80% and 160%, respectively), with the criteria for establishment of the target and parameters for payment to be determined annually by the Compensation Committee, at least 80% of the criteria established by the Committee being based on specific measurements of financial performance of the Company during the applicable year and the remaining percentage being based on non-financial criteria;

     - a stock option award on December 15, 1999 based on the closing price of the Company's common stock on the NASDAQ exchange on that date in the amount of 200,000 shares, with the award vesting 25% on each anniversary of the award;

     - a supplemental retirement benefit providing Mr. Zollars with the difference between the benefits that he would have received under the Company's pension plan if the service credited for benefit accrual purposes under the plan were 20 years plus his actual such service, if any, after his normal retirement date and the benefits actually payable to Mr. Zollars under the pension plan, said supplemental retirement benefit vesting at the rate of 20% per year measured from September 6, 1996, the commencement date of Mr. Zollars' prior employment as President of Yellow Transportation, Inc., the Company's principal operating subsidiary, with Mr. Zollars becoming 100% vested on September 6, 2001; and

     - payments in the event of Mr. Zollars' termination "without cause," or resignation for "good reason" or following a "change of control", as those terms are defined in the Agreement ("Change of Control" having the same definition as set forth in the Company's Executive Severance Agreements, described below) in the amount of twice Mr. Zollars' annual rate of compensation, including target bonus, at the time of termination or resignation, plus target bonus for the year of termination, and immediate vesting in all outstanding stock options and any incentive and benefit plans applicable at the time of termination or resignation.

     The Company has entered into Executive Severance Agreements (the "Agreements") with all the executive officers named in the Summary Compensation Table, as designated by the Board of Directors. (In the case of William D. Zollars, payments are only to the extent that they would exceed payments under the "change of control" provisions of his Employment Agreement).

     In the event of a "Change in Control" of the Company followed within two years by (1) the termination of the executive's employment for any reason other than death, disability, retirement or "cause" or (2) the resignation of the executive due to an adverse change in title, authority or duties, a transfer to a new location, a reduction in salary, or a reduction in fringe benefits or annual bonus below a level consistent with the Company's practice prior to the Change of Control, the Agreements provide that the executive shall be paid a lump sum cash amount equal to the sum of (a) two times the executive's highest compensation (salary plus bonus) for any consecutive 12-month period within the previous three years. If the executive is within 10 years of his normal retirement age (65), then the executive would be paid three times such highest compensation. The above-described payments are also subject to a gross-up provision in the event that it is determined that the benefits provided by the Agreements are subject to the excise tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended.

     The executive would further be entitled to receive in exchange for his non-qualified stock options granted by the Company which are outstanding on the date of the Change of Control, common stock of the Company (or, if the Company or its successor becomes a subsidiary of another company, common stock of such other company) having a fair market value equal to the fair market value of such stock options on the Effective Date of the Change of Control.

     A termination is for "cause" if it is the result of a conviction of a felony involving moral turpitude by a court of competent jurisdiction, which is no longer subject to direct appeal, or an adjudication by a court of competent jurisdiction, which is no longer subject to direct appeal, that the executive is mentally incompetent or that he is liable for willful misconduct in the performance of his duty to the Company which is demonstrably and materially injurious to the Company.

     "Change of Control" for the purpose of the Agreements shall be deemed to have taken place if: (i) A third person, including a "group" as defined in
Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, purchases or otherwise acquires shares of the Company and as a result thereof becomes the beneficial owner of shares of the Company having 20% or more of the total number of votes that may be cast for the election of directors of the Company; or (ii) as the result of, or in connection with any cash tender or exchange offer, merger or other business combination, or contested election, or any combination of the foregoing transactions, the continuing directors shall cease to constitute a majority of the Board of Directors of the Company or any successor to the Company.

                          DEFINED BENEFIT PENSION PLAN

     The Company and certain of its subsidiaries' officers participate in a noncontributory, defined benefit pension plan. This plan covers all regular full-time and regular part-time office, clerical, sales, supervisory and executive personnel of the Company and participating subsidiaries (excluding directors who are not salaried employees) who are at least age 21, are employed in the United States and are not otherwise covered by a pension plan under a collective bargaining agreement. Pension plan benefits are calculated solely on salaries and cash bonuses. Compensation reported in the Summary Compensation Table includes amounts that are not covered compensation under the pension plan. Participants are vested after five years of service.

     A participant retiring at age 65 will receive an annual pension benefit (single life basis) amounting to 1 2/3% of his final average annual compensation paid in the five highest consecutive years of the participant's last ten consecutive years of participation, multiplied by his total years of participation, the sum of which is reduced by 50% of the amount of his primary social security entitlement at retirement (prorated if participation is less than 30 years). The pension of the highest-paid executive officers will probably be reduced from the above formula because of limitations under the Employment Retirement Income Security Act of 1974, as amended ("ERISA").

     The following table sets forth the gross annual benefits (single life at age 65), before deduction of the applicable primary social security offset amount (a maximum of 50% of the participant's primary social security benefits at 30 years of participation), payable upon retirement under the defined benefit pension plan for specified remuneration and years of service classifications, part of which may be paid pursuant to the supplemental retirement income agreements discussed below:

                              PENSION VALUE TABLE

                                             YEARS OF SERVICE
                            ---------------------------------------------------
ELIGIBLE REMUNERATION(1)      15         20         25         30         35
------------------------    -------    -------    -------    -------    -------
        200,000              50,000     66,650     83,350    100,000    116,650
        225,000              56,250     75,000     93,750    112,500    131,250
        250,000              62,500     83,350    104,150    125,000    145,850
        300,000              75,000    100,000    125,000    150,000    175,000
        350,000              87,500    116,650    145,850    175,000    204,150
        400,000             100,000    133,350    166,650    200,000    233,350
        450,000             112,500    150,000    187,500    225,000    262,500
        500,000             125,000    166,650    208,350    250,000    291,650
        550,000             137,500    183,350    229,150    275,000    320,850
        600,000             150,000    200,000    250,000    300,000    350,000
        650,000             162,500    216,650    270,850    325,000    379,150
        700,000             175,000    233,350    291,650    350,000    408,350
        750,000             187,500    250,000    312,500    375,000    437,500
        800,000             200,000    266,650    333,350    400,000    466,650
        850,000             212,500    283,350    354,150    425,000    495,850

     (1) Eligible Remuneration as used in this table is defined as final average covered compensation (salary and annual bonus) for the five highest consecutive years of the participant's last ten consecutive years of participation preceding termination of employment under the plan.

     ERISA, as amended by subsequent legislation, limits covered compensation under the pension plan to $200,000 in 2002 and imposes maximum annual benefit limitations, which may cause a reduction in the pension payable under the pension plan. The Company enters into nonqualified, unfunded supplemental retirement income agreements with affected participants which are designed to provide those benefits intended by the pension plan before application of the legislative limitations.

     The named executive officers have credited years of service in the plan as follows: Mr. Zollars, 6 years; Mr. Barger, 1 year; Mr. Reid, 5 years; and Mr. Welch, 23 years. Because Meridian IQ is not a participating employer under the pension plan, Mr. Ritchie, the President of Meridian IQ, is not a participant in either the qualified or nonqualified plans. Under a separate supplemental retirement income agreement, Mr. Barger is credited with participation in the pension plan for the number of years since his date of employment or 20 years, whichever is greater; however, the 20 year provision only applies if Mr. Barger works for the Company until he is age 65.

                         COMPENSATION COMMITTEE REPORT

     The Compensation Committee (the "Committee") of the Board of Directors of Yellow Corporation (the "Company") is providing this report to its stockholders in accordance with Securities and Exchange Commission ("SEC") rules, to inform you of the Compensation Committee's compensation policies for executive officers and the rationale for compensation the Company pays to the Chief Executive Officer of the Company. To preserve objectivity in the achievement of the Company's goals, the Committee consists of three independent, non-employee directors who have no "interlocking" relationships as the SEC defines those relationships. It is the Committee's overall goal to develop executive compensation policies that are consistent with and linked to strategic business objectives and Company values along with competitive practices in the employment market.

     The Compensation Committee approves the design of, assesses the effectiveness of and administers executive compensation programs in support of Company compensation policies. The Compensation Committee also reviews and approves all salary arrangements and other remuneration for executives, evaluates executive performance and considers related matters.

COMPENSATION PHILOSOPHY

     The compensation program for the Company's executive officers was established to allow the Company to attract and retain the caliber of executive whose leadership skills can enable the Company and its subsidiaries to effectively compete in their market segments. Additionally, the program is intended to act as an incentive for the executives to attain the highest level of organizational performance and profitability by rewarding the executive for increasing levels of profit and stockholder value. To achieve these goals, the Committee has designed executive compensation to:

     - Comprise a significant amount of pay for senior executives in the form of long-term, at-risk compensation to focus management on the long-term interests of stockholders and balance short-term and long-term business, financial and strategic goals

     - Emphasize variable, at-risk compensation that is dependent upon the level of success in meeting specified corporate performance objectives

     - Encourage a personal proprietary interest to provide executives with a close identification with the Company and align executives' interests with those of stockholders

     - Target compensation levels at rates that are reflective of current market practices to maintain a stable, successful management team

     In conformance with this compensation philosophy, the total annual compensation for all executive officers is determined by three elements:

     - base salaries

     - potential annual cash incentive compensation awards or bonuses

     - an opportunity to receive long-term equity in the Company or cash compensation tied to long-term Company performance

     An independent consultant provides the Committee with competitive market data on each of these elements, including current compensation trends and movements in the competitive marketplace and the competitiveness of the Company's salary levels, incentive compensation awards and various benefit plans. The data provided compares the Company's compensation practices to a group of comparative companies. The Company's market for compensation comparison purposes consists of a group of companies that tend to have similar sales volumes. The Committee reviews and approves the selection of companies used for compensation comparison purposes. The companies chosen for the comparative group used for compensation comparison purposes generally are not the same companies that comprise the S&P Transportation Index in the Performance Graph included in this Proxy Statement. The Committee believes that the Company's most direct competitors for executive talent are not necessarily all of the companies that would be included in a published industry index established for comparing stockholder returns.

     Section 162(m) of the Internal Revenue Code of 1986, as amended, places a limit of $1,000,000 on the amount of compensation that the Company may deduct in any year with respect to the Company's Chief Executive Officer and its four other highest paid executive officers. Certain performance-based compensation and certain other compensation that the Company's stockholders have approved are not subject to the deduction limit. The Company has qualified certain compensation paid to executive officers for deductibility under Section 162(m), including compensation expense related to options or other awards that the Company grants pursuant to the Company's 2002 Stock Option and Share Award Plan, performance units that the Company grants pursuant to the Company's Executive Performance Plan and compensation that the

Company pays pursuant to its Annual Cash Incentive Compensation or Bonus Program. The Company may from time to time pay compensation to its executive officers that may not be deductible.

BASE SALARIES

     The Committee determines salary levels for the Company's executive officers by analyzing the salary levels at companies with gross revenues comparable to the Company, based upon survey data that an independent consultant produced for the Committee, and an evaluation of the individual executive officer's performance. The Committee considers these factors together but not pursuant to a precise formula. The Company evaluates individual executive performance by reference to specific performance targets or goals that it establishes each year for each executive. While the Company has targeted the median of the range established by the survey group of service industries with gross revenues comparable to the Company, the actual 2002 salaries of executive officers are generally below the median.

ANNUAL INCENTIVES

     The Company's executive officers are also eligible for awards under the Company's Annual Incentive Compensation Plan, which provides for the payment of varying levels of incentive award as expressed as a percentage of annual base compensation, with the percentage increasing the higher an executive officer's position is within the Company. The stockholders approved the Annual Incentive Compensation Plan at the 2002 annual stockholders meeting.

     In 2002, the Committee established threshold, target and over achievement financial objectives that tie each executive's annual incentive compensation potential to the annual business plan of the overall Company for corporate executive officers and to the business plan of the individual business units for executive officers who are employees of Yellow Transportation, Yellow Technologies and Meridian IQ. In 2002, these objectives were weighted 50% on operating income of the Company or the applicable business units and 50% on return on capital of the Company or the applicable business units, except that the measurement of Meridian IQ was weighted 100% on Meridian IQ's operating income. Meridian IQ was formed in 2002 and was expected to focus on its profitability objectives as it began its operations. In addition to these over-arching objectives, an individual executive officer's annual incentive compensation may also be subject to the achievement of additional personal or business unit objectives. Also, to promote the creation of overall shareholder value, an individual executive officer may have his or personal performance tied to the performance of other business units that the individual may impact.

LONG-TERM INCENTIVES

     In 2001, the Committee elected to re-examine its practice of using stock options as the exclusive vehicle for the delivery of long-term incentive potential to the Company's executive officers, primarily because of the Committee's belief that the Company's financial performance over the previous several years had not been adequately reflected in the value of its stock. The Company implemented in 2002 a new Executive Performance Plan that provides for cash or stock based awards (or a combination of both) over performance periods that the Committee designates. Under this Plan, the Committee intends to adopt three-year performance cycles for annual awards. For transition purposes, however, in 2002 there were three awards for each participant based on one-, two- and three-year cycles, with the potential payments under the one- and two-year cycles representing 1/3 and 2/3, respectively, of the potential payments under the three-year cycle. Awards for the 2002 year are split 50% cash and 50% performance share units. The performance share units vest ratably over three years measured from the date of determination that performance criteria have been achieved. Once vested, the Company delivers the shares to the executive upon his or her termination of employment or retirement. In addition, in certain instances upon the occurrence of a change of control of the Company, all unvested performance units will vest and the shares will be delivered to the applicable executives.

     Payments under the Plan depend upon the Company attaining specific or relative financial performance objectives as compared to a peer group of companies or one or more broad market indexes. The 2002 measures and weighting of those measures were 70% return on capital and 30% NOPAT (net operating profit after taxes) as compared to the same measures of companies in the S&P Small Cap Index. The Committee retains discretion to reduce all or any awards to executive officers in consideration of a number of factors, including performance versus a key group of competitors and an individual executive's attainment of the annual performance goals described above. The Executive Performance Plan targets varying levels of long-term incentive potential as expressed as a percentage of annual base compensation with the percentage increasing the higher an executive officer's position is within the Company.

     Because of the introduction of this new Plan, the Company did not grant stock options to the Company's top seven executive officers during 2002. Separately, Mr. Ritchie received a grant of options in 2002 along with other former employees of Transportation.com in exchange for the extinguishment of their options in Transportation.com. These options essentially replaced their options in this company for which there is no market for its equity after the Company acquired 100% of Transportation.com. The stockholders approved the Executive Performance Plan at the 2002 annual stockholders meeting. Shares of Common Stock that the Company issues under the performance units that an executive receives pursuant to the Executive Performance Plan are issued pursuant to the Company's 2002 Stock Option and Share Award Plan.

PRESIDENT AND CEO COMPENSATION

     The compensation of President and Chief Executive Officer William D. Zollars is the subject of an employment agreement dated December 15, 1999, the essential elements of which are detailed in the section of the proxy statement in which this report is included that is devoted to employment contracts. The discussion of Mr. Zollars' employment agreement with the Company in the proxy is hereby incorporated by reference into this report. Once a year in assessing the Chief Executive Officer's performance and compensation, the Committee and the Board of Directors meets in executive session without the Chief Executive Officer. The Committee as well as the Board of Directors may also call such an executive session at any other time as it so chooses.

     Mr. Zollars base salary level was increased to $770,000 in 2002. This salary was established comparing the compensation of chief executive officers in a group of comparative companies. The Committee believes that this salary level was consistent with the Company's goal of targeting the median of a survey group of companies that the Committee's independent consultant produced.

     Mr. Zollars is eligible for bonuses under the Company's Annual Incentive Compensation Plan. His target bonus level remained at 80% of his base salary for 2002. This percentage has been established based on bonus practices and opportunities within companies comparable to the Company's size. Under this Plan, the Company paid Mr. Zollars a bonus of $134,288 for 2002, which was below target.

     Mr. Zollars is also eligible to participate in the Company's Executive Performance Plan. Because of the level of his participation in this Plan, the Committee did not grant Mr. Zollars any stock options during 2002. A description of Mr. Zollars' potential payouts pursuant to this Plan is set forth in footnote 4 to the Summary Compensation Table in the proxy statement in which this report is included. Fifty percent of any payout will be made in cash; and 50% of any payout will be made in shares of the Company's common stock. These shares are subject to the restrictions described above.

     For the reasons outlined above in the general discussion of executive compensation, Mr. Zollars received performance units in lieu of a stock option award in 2002 and received annual cash incentive compensation as reflected in the Summary Compensation Table.

SUMMARY

     The Committee believes that the compensation program for the executives of the Company is comparable with the compensation programs provided by comparable companies and serves the best interests of the stockholders of the Company. The Committee also believes that annual performance pay is appropriately linked to individual performance, annual financial performance of the Company and stockholder value.

                                          William L. Trubeck, Chairman
                                          Howard M. Dean
                                          Richard C. Green, Jr.

                            COMMON STOCK PERFORMANCE

     Set forth below is a line graph comparing the yearly percentage change in the cumulative total stockholder return of the Company's common stock against the cumulative total return of the S&P Composite-500 Stock Index and the S&P Transportation Composite Index for the period of five years commencing December 31, 1997 and ending December 31, 2002.

[PERFORMANCE GRAPH]

                                                   YELLOW CORPORATION             S&P 500 INDEX            S&P TRANSPORTATION
                                                   ------------------             -------------            ------------------
Dec 97                                                   100.00                      100.00                      100.00
                                                          76.12                      113.95                      109.74
                                                          73.88                      117.71                      101.60
                                                          53.73                      106.00                       86.34
Dec 98                                                    76.12                      128.58                       98.06
                                                          69.15                      134.98                      103.03
                                                          70.65                      144.50                      109.22
                                                          65.92                      135.48                       87.79
Dec 99                                                    66.92                      155.63                       88.57
                                                          73.38                      159.20                       86.07
                                                          58.71                      154.97                       84.18
                                                          60.20                      153.47                       89.07
Dec 00                                                    81.03                      141.46                      104.97
                                                          68.16                      124.69                      105.23
                                                          75.54                      131.99                      107.93
                                                          80.96                      112.62                       86.86
Dec 01                                                    99.90                      124.65                      104.76
                                                         105.03                      124.99                      116.75
                                                         128.96                      108.25                      106.30
                                                         117.44                       89.55                       87.95
Dec 02                                                   114.85                       97.10                       91.18

     II. PROPOSAL TO APPROVE APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     The Board of Directors has appointed KPMG LLP as independent public accountants of the Company for 2003. The appointment of independent public accountants by the Board of Directors is submitted annually for approval by the stockholders. Although stockholder approval is not required, if the stockholders do not ratify the appointment, the Board of Directors will reconsider the matter. A representative of KPMG LLP will be present at the Annual Meeting of Stockholders to respond to appropriate questions, and he or she will have an opportunity to make a statement if he or she desires to do so.

     Effective May 17, 2002, the Audit Committee approved dismissal of Arthur Andersen LLP as the Company's independent auditors and the appointment of KPMG LLP to serve as the Company's independent auditors for the year ending December 31, 2002.

     Arthur Andersen's reports on the Company's consolidated financial statements for each of the years ended December 31, 2001 and 2000 did not contain an adverse opinion or disclaimer of opinion, nor were such reports qualified or modified as to uncertainty, audit scope or accounting principles.

     During the years ended December 31, 2001 and 2000 and through May 17, 2002, there were no disagreements with Arthur Andersen on any matter of accounting principle or practice, financial statement disclosure, or auditing scope or procedure which, if not resolved to Arthur Andersen's satisfaction would have caused them to make reference to the subject matter of the disagreement in connection with the audit reports on the Company's consolidated financial statements for such years; and there were no reportable events as defined in
Item 304(a)(1)(v) of Regulation S-K.

     The Company provided Arthur Andersen with a copy of the foregoing disclosures. Attached as Exhibit 16 to the Company's Current Report on Form 8-K dated May 17, 2002, is a copy of Arthur Andersen's letter, dated May 17, 2002, stating its agreement with such statements.

     During the years ended December 31, 2001 and 2000 and through May 17, 2002, the Company did not consult KPMG LLP with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's consolidated financial statements, or any other matters or reportable events as set forth in Items 304(a)(2)(i) and (ii) of Regulation S-K.

                               III. OTHER MATTERS

     The Board of Directors does not intend to bring any other business before the meeting and it is not aware that anyone else intends to do so. If any other business comes before the meeting, it is the intention of the persons named in the enclosed form of proxy to vote as proxies in accordance with their best judgment.

                                    ANNEX A

                               YELLOW CORPORATION
                         CHARTER-AUDIT/ETHICS COMMITTEE
                  (AS AMENDED AND RESTATED DECEMBER 19, 2002)

     The Board of Directors (the "Board") of Yellow Corporation (the "Company") has before this date established an Audit Committee (the "Committee"). By its adoption of this Charter, the Board has renamed this Committee the "Audit/Ethics Committee". It is intended that this Charter and the composition of this Committee comply with applicable law and the rules of the NASDAQ National Stock Market. This document replaces and supercedes in its entirety all previous Charters of the Committee, including the Charter adopted on July 19, 2002.

                           PRINCIPAL RESPONSIBILITIES

     The Committee's principal responsibilities are to act on behalf of the Board to do the following:

     (1) appoint, compensate and oversee the work of any public accounting firm that the Company employs for the purpose of preparing or issuing an audit report or related work;

     (2) approve all auditing services and non-audit services that the Company's auditors provide to the Company. In addition to the Committee, the chairman of the Committee is expressly authorized to approve the provision of non-audit services to the Company by the Company's auditors;

     (3) resolve any disagreements between the Company's management and the auditor regarding financial reporting;

     (4) establish procedures for the receipt, retention and treatment of complaints that the Company receives regarding accounting, internal accounting controls or auditing matters and for the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters;

     (5) assist Board oversight of the following:

          (a) the integrity of the Company's financial statements;

          (b) the Company's compliance with legal and regulatory requirements;

          (c) the independent auditor's qualifications and independence, and

          (d) the performance of the Company's internal and external audit functions;

     (6) oversee the Company's compliance programs, including the Company's Code of Conduct;

     (7) adopt, amend or modify the Company's Code of Conduct and a code of ethics (which may or may not be contained in the Company's Code of Conduct) for the Company's chief financial officer, controller, principal accounting officer or persons serving in similar functions.

WITH REGARD TO THESE RESPONSIBILITIES, THE COMMITTEE SHOULD REVIEW/DISCUSS THE
FOLLOWING:

     - Financial Information -- The annual audited financial statements and quarterly financial statements with management and the independent auditors, including the Company's disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations."

     - Press Releases -- The earnings press releases, as well as financial information and earnings guidance provided to analysts and rating agencies.

     - Risk Management -- The Company's business risk management process, including the adequacy of the Company's overall control environment and controls in selected areas representing significant financial and business risk.

     - Internal Controls and Regulatory Compliance -- The Company's system of internal controls for detecting accounting and reporting financial errors, fraud and defalcations, legal violations and noncompliance with the Company's Code of Conduct.

     - Internal Audit Responsibilities -- The annual audit plan and the process used to develop the plan. Status of activities, significant findings, recommendations, and management's response.

     - Correspondence -- With management and the external auditor, any correspondence with regulators or government agencies and any employee complaints or published reports that raise material issues regarding the Company's financial statements or accounting policies.

     - Regulatory and accounting requirements -- Review with management and the external auditors the effect of regulatory changes, significant new or proposed accounting guidelines and off-balance sheet structures on the Company's financial statements.

     - External Audit Responsibilities -- Auditor independence and the overall scope and focus of the annual audit, including the scope and level of involvement with unaudited quarterly or other interim-period information.

     - Financial Reporting and Controls -- Key financial statement issues and risks, their impact or potential effect on reported financial information, the process used by management to address such matters, related auditor views, and the basis for audit conclusions. Important conclusions on interim or year-end audit work in advance of the public release of financials.

     - Auditor Recommendations -- Important internal and external auditor recommendations on financial reporting, controls, other matters, and management's response. The views of management and auditors on the overall quality of annual and interim financial reporting.

THE COMMITTEE SHOULD ALSO REVIEW AND APPROVE:

     - the Company's policy on retention of the external auditor for any non-audit services and the fee for such service;

     - the internal auditor charter; and

     - changes in internal audit leadership.

     The Committee shall also prepare a report as the rules of the Securities and Exchange Commission require that is to be included in the Company's annual proxy statement.

                             COMMITTEE COMPOSITION

     The Committee shall consist of at least three and no more than five directors who are independent (as defined by applicable law and the rules of the NASDAQ Stock Market). Committee members shall have the following qualities:

     - knowledge of the primary industries in which the Company operates;

     - the ability to read and understand fundamental financial statements, including a company's balance sheet, income statement, statement of cash flow, and key performance indicators; and

     - the ability to understand key business and financial risks and related controls and control processes.

     One member, preferably the chairperson, should have employment experience in finance or accounting or other comparable experience. Desirable experience includes being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities. The full Board shall approve Committee appointments and choice of the chairperson.

                         COMMITTEE OPERATING PRINCIPLES

     The Committee shall fulfill its responsibilities within the context of the following overriding principles:

     - Communications -- The chairperson and others on the Committee shall, to the extent appropriate, have contact throughout the year with senior management of the Company, other Board committee chairpersons, other Board members and other key Committee advisors, external and internal auditors and employees of the Company.

     - Committee Education/Orientation -- The Committee, with management, shall develop and participate in a process for review of important financial and operating topics that present potential significant risk to the Company.

     - Meeting Agenda -- Committee meeting agendas shall be the responsibility of the Committee chairperson, with input from committee members. It is expected that the chairperson would also ask for management and key Committee advisors, and perhaps others, to participate in this process.

     - Committee Expectations and Information Needs -- The Committee shall communicate Committee expectations and the nature, timing, and extent of Committee information needs to management, internal audit and external parties, including external auditors. Management, auditors and others shall provide requested written materials, including key performance indicators and measures related to key business and financial to the Committee.

     - External Resources -- The Committee shall have the power and will take appropriate action to conduct or authorize investigations into matters within the Committee's scope of responsibilities. The Committee shall have unrestricted access to members of management and all information relevant to its responsibilities. The Committee shall be empowered to retain independent counsel, accountants, or others to assist it in the conduct of their duties at the Company's expense.

     - Committee Meeting Attendees -- The Committee shall request members of management, counsel, internal audit and external auditors, as applicable, to participate in Committee meetings, as necessary, to carry out the Committee's responsibilities. Periodically and at least annually, the Committee shall meet in private session with only the Committee members. It shall be understood that either internal or external auditors, or counsel, may, at any time, request a meeting with the Committee or Committee chairperson with or without management attendance. In any case, the Committee shall meet in executive session separately with internal and external auditors and the Company's general counsel, at least annually.

     - Reporting to the Board of Directors -- The Committee, through the Committee chairperson, shall report Committee actions and recommendations to the full Board.

                               MEETING FREQUENCY

     The Committee shall meet at least four times per year. Additional meetings shall be scheduled as considered necessary by the Committee or chairperson.

          COMMITTEE'S RELATIONSHIP WITH EXTERNAL AND INTERNAL AUDITORS

     - The external auditors, in their capacity as independent public accountants, shall be responsible to the Board and the Committee as representatives of the shareholders.

     - The Committee shall annually review the performance (effectiveness, objectivity, and independence) of the external and internal auditors. The Committee shall ensure receipt of a formal written statement from the external auditors consistent with the standards set by the Independence Standards Board. Additionally, the Committee shall discuss with the auditor relationships or services that may affect auditor objectivity or independence. If the Committee is not satisfied with the auditors' assurances of independence, it shall take or recommend to the full Board appropriate action to ensure the independence of the external auditor.

     - The internal audit function shall be responsible to the Board through the Committee.

     - If either the internal or the external auditors identify significant issues relative to the overall Board responsibility that have been communicated to management but, in their judgment, have not been adequately addressed, the auditors should communicate these issues to the Committee chairperson.

                               YELLOW CORPORATION
                                      PROXY

                 ANNUAL MEETING OF STOCKHOLDERS, APRIL 17, 2003
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

    The undersigned hereby appoints WILLIAM D. ZOLLARS, DANIEL J. CHURAY, and each of them, with full power of substitution, Proxies of the undersigned to vote all shares of Common Stock of Yellow Corporation, standing in the name of the undersigned or with respect to which the undersigned is entitled to vote, at the Annual Meeting of Stockholders of Yellow Corporation, to be held at the Company's General Office, 10990 Roe Avenue, Overland Park, Kansas on Thursday, April 17, 2003, at 9:30 a.m., and at any reconvened meeting(s) after any adjournment(s) thereof.

    If more than one of the above named Proxies shall be present in person or by substitution at such meeting or at any reconvened meeting(s) after any adjournment(s) thereof, the majority of said Proxies so present and voting, either in person or by substitution, shall exercise all of the powers hereby given. The undersigned hereby revokes any proxy heretofore given to vote at such meeting.

           (CONTINUED AND TO BE SIGNED AND DATED ON THE REVERSE SIDE.)

   -------------------------------------------------------------------------
    ADDRESS CHANGE/COMMENTS (MARK THE CORRESPONDING BOX ON THE REVERSE SIDE)
   -------------------------------------------------------------------------

   -------------------------------------------------------------------------

   -------------------------------------------------------------------------

   -------------------------------------------------------------------------


--------------------------------------------------------------------------------
                           /\ FOLD AND DETACH HERE /\

           YOU CAN NOW ACCESS YOUR YELLOW CORPORATION ACCOUNT ONLINE.

Access your Yellow Corporation shareholder account online via Investor ServiceDirect(R)(ISD).

Mellon Investor Services LLC, agent for Yellow Corporation, now makes it easy and convenient to get current information on your shareholder account. After a simple, and secure process of establishing a Personal Identification Number
(PIN), you are ready to log in and access your account to:

     - View account status                 - View payment history for dividends
     - View certificate history            - Make address changes
     - View book-entry information         - Obtain a duplicate 1099 tax form
                                           - Establish/change your PIN

              VISIT US ON THE WEB AT HTTP://WWW.MELLONINVESTOR.COM
                 AND FOLLOW THE INSTRUCTIONS SHOWN ON THIS PAGE.

STEP 1: FIRST TIME USERS - ESTABLISH A PIN               STEP 2: LOG IN FOR ACCOUNT ACCESS         STEP 3: ACCOUNT STATUS SCREEN

You must first establish a Personal Identification       You are now ready to log in. To access    You are now ready to access your
Number (PIN) online by following the directions          your account please enter your:           account information. Click on the
provided in the upper right portion of the web                                                     appropriate button to view or
screen as follows. You will also need your Social        - SSN                                     initiate transactions.
Security Number (SSN) available to establish a PIN.      - PIN
                                                         - Then click on the SUBMIT button         - Certificate History
INVESTOR SERVICEDIRECT(SM) IS CURRENTLY ONLY                                                       - Book-Entry Information
AVAILABLE FOR DOMESTIC INDIVIDUAL AND                    If you have more than one account,        - Issue Certificate
JOINT ACCOUNTS.                                          you will now be asked to select the       - Payment History
                                                         appropriate account.                      - Address Change
- SSN                                                                                              - Duplicate 1099
- PIN
- Then click on the ESTABLISH PIN button

Please be sure to remember your PIN, or maintain it in a secure place for future reference.


              FOR TECHNICAL ASSISTANCE CALL 1-877-978-7778 BETWEEN
                       9AM-7PM MONDAY-FRIDAY EASTERN TIME

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE
UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL PROPOSALS                   Mark Here
                                                                                                              for Address
                                                                                                               Change or      [X]
                                                                                                                Comments


1. ELECTION OF DIRECTORS                                            Nominees-- 01 Cassandra C. Carr, 02 Howard M. Dean,
                                                                    03 Dennis E. Foster, 04 John C. McKelvey, 05 William L. Trubeck,
   FOR all nominees            WITHHOLD                             06 Carl W. Vogt, 07 William D. Zollars
   listed (except as          AUTHORITY
     marked to the         to vote for all                          2. PROPOSAL TO APPROVE THE APPOINTMENT of KPMG LLP as
    contrary below).           nominees.                            independent public accountants of the Corporation for
           [ ]                    [ ]                               2003. The Board of Directors recommends a vote FOR
                                                                    proposal 2.
(To withhold authority to vote for any individual nominee,
write that nominee's name on the line provided below.)                      FOR        AGAINST       ABSTAIN
                                                                            [ ]          [ ]           [ ]
---------------------------------------------------------
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL DIRECTOR           3. OTHER BUSINESS: In their discretion the Proxies
NOMINEES LISTED.                                                    are authorized to vote upon such other matters as may
                                                                    properly come before the meeting.



                                                        PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE
                                                        ENCLOSED POSTAGE-PAID ENVELOPE.

                                                        THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

SIGNATURE______________________________________SIGNATURE_____________________________________________________DATE___________________
Please sign exactly as name appears to the left. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.
------------------------------------------------------------------------------------------------------------------------------------
                                                     /\ FOLD AND DETACH HERE /\

                                               VOTE BY INTERNET OR TELEPHONE OR MAIL
                                                   24 HOURS A DAY, 7 DAYS A WEEK

                                INTERNET AND TELEPHONE VOTING IS AVAILABLE THROUGH 11PM EASTERN TIME
                                           THE BUSINESS DAY PRIOR TO ANNUAL MEETING DAY.

                YOUR INTERNET OR TELEPHONE VOTE AUTHORIZES THE NAMED PROXIES TO VOTE YOUR SHARES IN THE SAME MANNER
                                       AS IF YOU MARKED, SIGNED AND RETURNED YOUR PROXY CARD.

-------------------------------------               ------------------------------------             -------------------------------
              INTERNET                                            TELEPHONE                                       MAIL
     HTTP://WWW.EPROXY.COM/YELL                                1-800-435-6710
Use the Internet to vote your proxy.                Use any touch-tone telephone to                        Mark, sign and date
Have your proxy card in hand when                   vote your proxy. Have your proxy                         your proxy card
you access the web site. You will be                card in hand when you call. You will                           and
prompted to enter your control             OR       be prompted to enter your control         OR            return it in the
number, located in the box below, to                number, located in the box below,                     enclosed postage-paid
create and submit an electronic                     and then follow the directions                              envelope
ballot.                                             given.
-------------------------------------               ------------------------------------             -------------------------------

                                        IF YOU VOTE YOUR PROXY BY INTERNET OR BY TELEPHONE,
                                           YOU DO NOT NEED TO MAIL BACK YOUR PROXY CARD.

YOU CAN VIEW THE ANNUAL REPORT AND PROXY STATEMENT
ON THE INTERNET AT WWW.YELLOWCORP.COM